SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 24, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 24, 2004 the Court of Appeal of the State of California issued an Alternative Writ of Mandate and Order in the matter of Blakemore et al. v. Avon Products, Inc. et al. mandating that the Superior Court vacate its prior rulings dismissing substantial elements of plaintiffs’ Second and Third Amended Complaints or, in the alternative, show cause why such a mandate should not issue. Avon will contest the court’s order. Separately, plaintiffs have pending with the Superior Court a motion for reconsideration of the court’s decision striking plaintiffs’ class allegations in this matter, which decision was unaffected by the action of the Court of Appeal.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: June 30, 2004	By: /s/ Gilbert L. Klemann, II

	Name:	Gilbert L. Klemann, II
	Title:	Senior Vice President, General Counsel and Secretary